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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-64569 of Silicon Valley Group, Inc. on Form S-3 of our reports dated October 20, 1995 included in and incorporated by reference in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP

San Jose, California

January 29, 1996